April 27, 2023

Via EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, NE
Washington D.C. 20549

RE:    Principal Life Insurance Company
    Variable Life Separate Account
    Principal Executive Variable Universal Life
    Post-Effective Amendment No. 24 to Registration Statement on Form N-6
    File No.: 811-05118, 333-81714

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).
Sincerely,
/s/ Doug Hodgson

Doug Hodgson
Counsel, Registrant